AMENDMENT NO. 1

   to the Yearly Renewable Term Reinsurance Agreement Effective August 1, 1983

                                     between

                     LUTHERAN MUTUAL LIFE INSURANCE COMPANY

                                       and

                   CONNECTICUT GENERAL LIFE INSURANCE COMPANY

It is agreed by the two companies that WHEREAS, Lutheran Mutual is, on December 28, 1984, changing its name to Century Life of America: NOW, therefore, this agreement will be deemed to be between Century Life of America (hereinafter called Century Life) and Connecticut General without otherwise affecting its provisions.

In witness whereof, this amendment is singed in duplicate on the dates indicated at the home office of each company.

                                     CENTURY LIFE OF AMERICA

                                     By /s/ Gary W. Hertel
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                                        Gary W. Hertel

                                     Date       December 28, 1984
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                                     CONNECTICUT GENERAL LIFE INSURANCE COMPANY

                                     By /s/ Richard D. Lillibridge
                                        ---------------------------------------
                                        Richard D. Lillibridge

                                     Date       October 29, 1984
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